UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: (408) 567-7000
(Former address, if changed since last report): no change
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 40.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
VOTING RESULTS OF 2010 ANNUAL MEETING OF STOCKHOLDERS
The 2010 Annual Meeting of Stockholders of the Company was held on November 9, 2010. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the SEC on September 27, 2010. A total of 52,888,368 (or approximately 89.13%) of the Company’s shares issued, outstanding and entitled to vote at the 2010 Annual Meeting of Stockholders were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2010 Annual Meeting of Stockholders.
(1) Proposal 1 — Election of Directors: Election of eight nominees to the Company’s Board of Directors for a one-year term expiring at the 2011 Annual Meeting of Stockholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Withheld	Broker Non-Votes
Eric C. Evans	46,592,820	832,419	5,463,129
William A. Hasler	45,300,739	2,124,500	5,463,129
Clifford H. Higgerson	45,141,829	2,283,410	5,463,129
Charles D. Kissner	46,504,349	920,890	5,463,129
Raghavendra Rau	46,567,571	857,668	5,463,129
Dr. Mohsen Sohi	45,173,045	2,252,194	5,463,129
Dr. James C. Stoffel	45,171,511	2,253,728	5,463,129
Edward F. Thompson	46,580,912	844,327	5,463,129
Each nominee was elected by the Company’s stockholders, as recommended by the Company’s Board of Directors.
(2) Proposal 2- Ratification of Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2011:
•	For: 52,642,694
•	Against: 76,482
•	Abstain: 169,192
Proposal 2 was approved by the Company’s stockholders, as recommended by the Company’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

	By:	/s/ Meena Elliott

		Name:	Meena Elliott
		Title:	Vice President, General
Date: November 11, 2010			Counsel and Secretary